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                                                                    Exhibit 23.3

                        Consent Of Independent Accountant

We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts," and to the use of our report dated August 6, 1999, included in the joint proxy statement of inTEST Corporation and Temptronic Corporation that is made a part of the Registration Statement (Form S-4) and related Prospectus of inTEST Corporation for the registration of shares of its common stock.



/s/ Ernst & Young LLP
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Boston, Massachusetts
February 3, 2000